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                                                                    EXHIBIT 23.4


          CONSENT OF HACKER, JOHNSON & SMITH PA, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in this Post-Effective Amendment No. 1 to the Registration Statement and related Prospectus of F.N.B. Corporation on Form S-3 and to the incorporation by reference therein of our report dated January 9, 1998 on our audit of the financial statements of Seminole Bank at December 31, 1997 and for the year ended December 31, 1997 and of our report dated January 9, 1998 except for Note 18, as to which the date is April 6, 1998, on our audit of the consolidated financial statements of Citizens Holding Corporation and subsidiaries at December 31, 1997 and for the year ended December 31, 1997, which reports have been included as exhibits to F.N.B. Corporation's Annual Report on Form 10-K dated March 13, 2000 filed with the Securities and Exchange Commission.


/s/ Hacker, Johnson & Smith PA
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Hacker, Johnson & Smith PA


Tampa, Florida
February 8, 2001